UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

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GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

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Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2012, Genie Energy Ltd. (the “Registrant”) posted an earnings release to the investor relations page of its website (www.genie.com) announcing its results of operations for its fiscal quarter ended June 30, 2012.  A copy of the earnings release concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Registrant is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC unless otherwise expressly stated in such filing. In addition, this Report and the press release contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2012, the Registrant’s Board of Directors voted to amend the Registrant’s by-laws and adopted the Registrant’s Amended and Restated By-Laws (the “By-Laws”).  The amendment, made effective August 7, 2012, was to allow the Registrant to issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Registrant. A copy of the By-Laws is attached hereto as Exhibit 3.01 and is incorporated herein by reference.

Item 8.01	Other Events.

The earnings release referenced in Item 2.02 above also discloses the Registrant’s declaration of a dividend.  The earnings release, furnished herewith as Exhibit 99.1, is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.01 99.1	Amended and Restated By-Laws of Genie Energy Ltd. Press Release, dated August 9, 2012, reporting the results of operations for Genie Energy Ltd.’s fiscal quarter ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Claude Pupkin
Name: Claude Pupkin
Title: Chief Executive Officer

Dated: August 9, 2012

EXHIBIT INDEX

Exhibit Number	Document
3.01 99.1	Amended and Restated By-Laws of Genie Energy Ltd. Press Release, dated August 9, 2012, reporting the results of operations for Genie Energy Ltd.’s fiscal quarter ended June 30, 2012.

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